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                                  EXHIBIT 23.3

                       Consent of Arthur Andersen L.L.P.
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) dated September 7, 1995, on the Statement of Gross Income and Direct Operating Expenses of the Nantucket Square Shopping Center for the year ended December 31, 1994, included in or made a part of this Registration Statement on Form S-11.



                                  /s/ ARTHUR ANDERSEN LLP


Chicago, Illinois
July l7, 1996